PARSONS/BURNETT, LLP

Attorneys

www.parsonslaw.biz

James B. Parsons

   Robert J. Burnett

Admitted in Wa., Or. & CNMI

Admitted in Wa.

jparsons@pblaw.biz

rburnett@pblaw.biz

2070 Skyline Tower

         505. W. Riverside Avenue, Suite 500

10900 NE Fourth Street

Spokane, Washington, 99201

Bellevue, Washington 98004

Ph: (509) 252-5066

Ph: (425) 451-8036

Fax: (509) 252-5067

Fax: (425) 451-8568

January 11, 2008

Board of Directors

Actionview International, Inc.

To Whom It May Concern:

In my capacity as counsel for Actionview International, Inc. ("Actionview"), I have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 130,000,000 shares of common stock pursuant to the 2008 Stock Compensation Plan as set out and described in the Company's Registration Statement on Form S-8 (File No. 033-03328-D) under the Securities Act of 1933 (the "Registration Statement"). I have also participated in the preparation and filing of the Registration Statement.

Based upon the foregoing and upon my examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant, I opine that:

1.

The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;

2.

The Company has taken all requisite corporate action and all action required by the laws of the State of Nevada with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

3.

The maximum of 130,000,000 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to my firm in the Registration Statement.

Very Truly Yours,

PARSONS/BURNETT, LLP

/s/ James B. Parsons

James B. Parsons

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